UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On February 24, 2010, Osiris Therapeutics, Inc. issued a press release announcing the results of a new study of the efficacy of Prochymal® when used as a rescue therapy in 59 pediatric patients with severe, treatment resistant GvHD.   The clinical trial is ongoing under Protocol 275 — Prochymal® Expanded Access Program For Pediatric Patients with Steroid-Refractory Acute GvHD. This program allows for the treatment of pediatric patients with steroid-refractory acute GvHD. Clearance for this program was granted by the U.S. Food and Drug Administration to make Prochymal available to children with life-threatening GvHD. The program is available to patients 2 months to 17 years of age with acute GvHD, Grades B-D that is not responsive to steroid therapy.

The study reports the overall response to treatment at day 28 was 63% and that response to Prochymal at day 28 significantly improved survival over patients who progressed (78% vs. 9%, p<0.05). The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K

ITEM 9.01. Financial Statements and Exhibits

(d)     Exhibits.

99.1         Registrant’s press release dated February 24, 2010.

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Risks and that could cause our actual results to differ materially from those anticipated in forward-looking statements, include the factors described in the sections entitled “Risk Factors” in our Annual Report on Form 10-K filed with the United States Securities and Exchange. You should not unduly rely on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: February 24, 2010	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant’s press release dated February 24, 2010